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Exhibit 8.1

March 17, 2017

Ladder Capital Corp
345 Park Avenue—8th Floor
New York, NY 10154

  Re:
  Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

        You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the Shelf Registration Statement on Form S-3 of Ladder Capital Corp, a Delaware corporation ("Ladder"), filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on March 17, 2017 ("Registration Statement"). The Registration Statement relates to the issuance and sale, from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of (i) 5,886,681 shares of Class A Common Stock, par value $0.001 per share (the "Common Stock"), of the Company to be sold by the selling stockholder named in the Registration Statement, (ii) an indefinite number of shares of Common Stock to be sold by selling stockholders to be named in a prospectus supplement to the Registration Statement and (iii) an indefinite number of shares of Common Stock to be sold by the Company.

        We have acted as tax counsel to Ladder in connection with the preparation and filing of the Registration Statement and certain other documents.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of Ladder (the "Officers' Certificate") relating to, among other things, the actual and proposed operations of Ladder and the entities in which it holds, or has held, a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers' Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on your representation that the facts,

Ladder Capital Corp
March 17, 2017

statements, representations, and covenants presented in the Officers' Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts with respect to the matters addressed in the Officers' Certificate. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, materiality or otherwise. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with the statements in the Officers' Certificate. Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officers' Certificate may affect our conclusions set forth herein.

        In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

        Our opinion is also based on the correctness of the following assumptions: (i) Ladder and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdictions in which each was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

        In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("Regulations"), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the IRS or, if challenged, by a court.

        Based on and subject to the foregoing, we are of the opinion that, commencing with Ladder's taxable year ending on December 31, 2015, Ladder has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code, and its actual method of operation through the date hereof has enabled, and its proposed method of operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, Ladder's qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and the diversity of its stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Ladder's operations for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

        This opinion is furnished to you in connection with the filing of the Registration Statement. This opinion may not be relied upon by anyone else without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the headings "U.S. Federal Income Tax Considerations," and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we

Ladder Capital Corp
March 17, 2017

are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

        Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 8.1